Exhibit 99.2

NOTICE OF GUARANTEED DELIVERY

QORVO, INC.

Exchange Offer:

Offer to Exchange

New $500,000,000 1.750% Senior Notes due 2024

and Guarantees

that have been registered under the

Securities Act of 1933

For

$500,000,000 1.750% Senior Notes due 2024

and Guarantees

Pursuant to the Prospectus, dated                , 2023

(Not to be used for signature guarantees)

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME ON                 , 2023, UNLESS EXTENDED (SUCH TIME AND DATE, AS THE SAME MAY BE EXTENDED FROM TIME TO TIME, THE “EXPIRATION TIME”). TENDERS MAY BE WITHDRAWN AT ANY TIME AT OR PRIOR TO THE EXPIRATION TIME.

Registered holders of outstanding 1.750% Senior Notes due 2024 (the “Old Notes”) who wish to tender their Old Notes for a like principal amount of newly issued 1.750% Senior Notes due 2024 (the “New Notes”) that have been registered under the Securities Act of 1933, as amended (the “Securities Act”), who cannot deliver their Letter of Transmittal (and any other documents required by the Letter of Transmittal) to Computershare Trust Company, N.A., as exchange agent (the “Exchange Agent”), or who cannot complete the procedures for book-entry transfer on a timely basis at or prior to the Expiration Time, may use this Notice of Guaranteed Delivery or one substantially equivalent hereto. This Notice of Guaranteed Delivery may be delivered by hand or sent by email or facsimile transmission (receipt confirmed by telephone and an original delivered by guaranteed overnight courier to the Exchange Agent) or mail, as applicable, to the Exchange Agent. See “The Exchange Offer—Exchange Offer Procedures” in the Prospectus dated                 , 2023 (the “Prospectus”) of Qorvo, Inc. (the “Issuer”). Capitalized terms used but not defined herein have the respective meanings given to them in the Prospectus.

The Exchange Agent for the Exchange Offer is:

Computershare Trust Company, N.A.

By Mail or In Person:

Computershare Trust Company, N.A.

1505 Energy Park Drive

St. Paul, MN 55108

Attention: Raymond Delli Colli and Verda Gegaj

By Telephone, Email or Facsimile Transmission:

Telephone: 1 (667)-786-1690

Email: Raymond.DelliColli@computershare.com

Verda.gegaj@computershare.com

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF THIS INSTRUMENT VIA EMAIL OR FACSIMILE OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION (AS DEFINED IN THE LETTER OF TRANSMITTAL) UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

Upon the terms and conditions set forth in the Prospectus, the undersigned hereby tenders to the Issuer the principal amount of the Old Notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus under “The Exchange Offer—Guaranteed Delivery Procedures.”

The undersigned understands and acknowledges that the Issuer’s exchange offer for Old Notes (the “Exchange Offer”) will expire at 5:00 p.m., New York City time, on                , 2023, unless extended by the Issuer. With respect to the Exchange Offer, “Expiration Time” means such time and date, or if the Exchange Offer is extended, the latest time and date to which the Exchange Offer is so extended by the Issuer.

Principal Amount of Old Notes Tendered (must be in minimum denominations of principal amount of $2,000 and integral multiples of $1,000 in excess thereof):

$

Provide the account number for delivery of Old Notes by book-entry transfer to The Depository Trust Company (“DTC”).

Account Number

All authority herein conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death or incapacity of the undersigned and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors and assigns, trustees in bankruptcy and other legal representatives of the undersigned.

[Signature page follows]

PLEASE SIGN HERE

Signature(s) of Owner	Date

Area Code and Telephone Number

Must be signed by the holder(s) of Old Notes as their names(s) appear(s) on a security position listing of the Old Notes, or by person(s) authorized to become registered holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below.

Please print name(s) and address(es)

Name(s)

Capacity

Address(es)

GUARANTEE

(Not to be used for signature guarantee)

The undersigned, an Eligible Institution (including most banks, savings and loan associations and brokerage houses) which is a member of a registered national securities exchange or a member of the Financial Industry Regulatory Authority, a commercial bank or trust company having an office or correspondent in the United States or an “eligible guarantor institution” within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees that the certificates for all physically tendered Old Notes, in proper form for transfer, or a Book-Entry Confirmation, together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof or, in the case of a Book-Entry Confirmation, an Agent’s Message in lieu thereof) with any required signature guarantees and any other documents required by the Letter of Transmittal, will be received by the Exchange Agent at the address set forth above, within three (3) business days after the date of execution of this Notice of Guaranteed Delivery.

The undersigned acknowledges that it must deliver the Letter of Transmittal and the Old Notes tendered hereby to the Exchange Agent within the time period set forth above and that failure to do so could result in a financial loss to the undersigned.

Name of Firm	Authorized Signature

Address	Title

Zip Code	(Please Type or Print)

Area Code and Telephone Number

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